Exhibit 107
Filed Pursuant to Rule 424(b)(5)
Registration
No. 333-284878
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Recursion Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount registered	Proposed maximum offering price per Unit	Maximum aggregate offering price	Fee Rate	Amount of registration fee	Carry Forward From Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A Common Stock, par value $0.00001 per share	457(o) and 457(r) (1)	$500,000,000	—	$500,000,000	0.00015310	$76,550.00	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$500,000,000	—	$76,550.00	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—	$10,438.53 (2)	—	—	—	—

	Net Fee Due				—	—	—	$66,111.47	—	—	—	—

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Recursion Pharmaceuticals, Inc.	S-3	333-264845	May 10, 2022	—	$10,438.53 (2)	Equity	Class A Common Stock, par value $0.00001 per share	—	$94,723,515.62	—

Fee Offset Sources	Recursion Pharmaceuticals, Inc.	424B5	333-264845	—	August 8, 2023	—	—	—	—	—	$33,060.00

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form
S-3ASR
(File
No. 333-284878),
filed on February 12, 2025 (the “Registration Statement”). This “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement. The prospectus to which this Exhibit is attached is a final prospectus supplement for the related offering.

(2)
The registrant previously registered shares of Class A Common Stock having an aggregate offering price of up to $300,000,000, offered by means of a 424(b)(5) prospectus supplement, dated August 8, 2023 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form
S-3ASR
(File
No. 333-264845),
filed with the Securities and Exchange Commission on May 10, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $33,060.00. As of the date of filing of this prospectus supplement, shares of Class A Common Stock having an aggregate offering price of up to $94,723,515.62 remain unsold under the Prior Prospectus Supplement (the “Unsold Shares”). Pursuant to Rule 457(p), $10,438.53 in filing fees previously paid and associated with the Unsold Shares (calculated at the fee rate in effect on the filing date of the Prior Prospectus Supplement) is being applied to partially offset the filing fee payable in connection with this filing and the offering pursuant to the Prior Prospectus Supplement has been terminated.